DERMISONICS' NEW DRUG DELIVERY TECHNOLOGY TO BE FEATURED LIVE ON TRADERS NATION SYNDICATED RADIO PROGRAM

COMPANY'S PAINLESS, NEEDLE-FREE ULTRASONIC PATCH SYSTEM OF INSULIN DELIVERY COULD BENEFIT DIABETICS WORLDWIDE

West Conshohocken, PA - November 18, 2005 - Dermisonics, Inc. (OTCBB: DMSI; FWB:
FQC), a developer of painless, injection-free, ultrasonic transdermal drug-delivery patches and technologies with broad pharmaceutical and consumer applications, today announced that it will be featured live at 11am Eastern on Monday, on Traders Nation(TM), the largest syndicated live radio talk show for Smallcap investors. The show will be simulcast via live video Web feed.

Topics of discussion are expected to include estimates of today's burgeoning market for pain-free, needle-free transdermal drug delivery technologies; the key advantages of Dermisonics' proprietary delivery technology in development, called the U-Strip(TM), particularly as it may be applied to improved insulin delivery to benefit diabetics; the milestone clinical pilot trials on Dermisonics' insulin delivery system in early 2006; and other key points of investor interest.

Dermisonics' technology could transform the multibillion dollar diabetics market, and the way that countless insulin-dependent diabetics take their medications. Many of these people would prefer not to use painful needles or other invasive techniques, but currently have few to no viable alternatives, according to the Company's Executive Vice President, Bruce Redding.

"Dermisonics' patented U-Strip(TM) system employs proprietary microelectronics and ultrasonic technologies with a drug-carrying patch to enable the painless delivery of drugs through the skin's natural pores and hair follicles," Mr. Redding said. "The U-Strip(TM) Insulin Patch alone could improve the lives of insulin-dependent diabetics, reaching 55 million diabetics, or nearly 30% of the total 185 million diabetic population worldwide, who endure painful needle injections to survive this disease."

To listen, please visit www.tradersnation.com/radio.shtml. To view the show in a simulcast televised Web feed, please visit www.streetcast.tv. To call into the show, please use caller line: 1-866-SMCAPPS / 1-866-762-2777. To learn more about Dermisonics, Inc., please visit www.Trilogy-Capital.com.

About Traders Nation(TM)
Multiple segments make up the 'live' hour-long audio program, ``Traders Nation," where listeners can gather daily to hear the latest small cap news of the day and scheduled guests, from industry experts and CEOs. Traders also share investing and trading strategies and potential hot stock plays swirl throughout the call-in portion of the show. Traders Nation broadcasts are fed on the New York ABC's Starguide Satellite System which can be received by over 4,000 radio stations across the United States. Station affiliates capture Traders Nation for either a simulcast or rebroadcast of the show. Traders Nation is currently syndicated


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online with 119 sites carrying the show and is broadcast on WTAN 1400AM & WZHR
1340AM in Tampa, Florida and KWAI 1080AM in Hawaii.

About Dermisonics, Inc.

Dermisonics is an intellectual property company and advanced technology incubator that is primarily focused on the ongoing development, testing and eventual commercialization of a transdermal patch that has been designed to facilitate the efficient and needle-free delivery of drugs with large molecular structures into the bloodstream. Its breakthrough system, called the U-Strip, is based on a radical integration of microelectronics and ultrasonic science with a product-carrying patch, and represents a quantum leap in non-invasive, transdermal delivery technology. Tests have shown that this system facilitates the transdermal delivery of insulin as well as potentially at least 175 other existing drugs that at present cannot be effectively delivered through the pores of the skin using conventionally available transdermal technology due to their large molecular size. The Company has also developed other portable ultrasonic systems for applications in the medical (Antiseptic Wand) and skin care (U-Wand) fields. For more information visit http://www.Dermisonics.com.
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For more investor-specific information about Dermisonics, please visit
http://www.trilogy-capital.com/dmsi_summary.aspx. To read or download an
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Investor Fact Sheet about the Company, visit
http://www.trilogy-capital.com/tcp/dermisonics/factsheet.html. For real-time
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stock price quotes, visit
http://www.trilogy-capital.com/tcp/dermisonics/quote.html.
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Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the


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Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-QSB and Form 10-KSB filings with the Securities and Exchange Commission.

Disclosures

The information contained herein or heard on "Traders Nation" may have been provided by the Company to TradersNation.com for information purposes only. Dermisonics has paid "Traders Nation" $750 for information broadcast services. Readers or listeners are urged to consult with independent financial advisors with respect to an investment in the issues mentioned herein. Investors should review a complete information package on the Company, which should include, but not be limited to, the Company's annual report, quarterly report, press releases, as well as all regulatory filings. All information contained in this report or audio program "Traders Nation" should be independently verified with the Company mentioned herein. Any opinions expressed in this report or heard on "Traders Nation" are statements of judgment as of the date of publication and are subject to change without further notice, and may not necessarily be reprinted in future publications or elsewhere.

Corporate Contact:

Dermisonics, Inc.
Bruce Haglund, CEO.
bruce.haglund@dermisonics.com
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Four Tower Bridge / 200 Bar-Harbor Drive
West Conshohocken, Pa. 19428-2977 USA
888-401-DERM (3376) Toll Free
(610) 543-0800 Phone
(610) 543-0688 Fax
or
Trilogy Capital Partners (Financial Communications)
Paul Karon, 800-592-6067
paul@trilogy-capital.com
or
European Investor Relations:
Michael Drepper
Phone: +49-621-430-6130
investor-germany@dermisonics.com
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